Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 13, 2011)  —  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended June 25, 2011 of $3,400,200 (or $.65 per share diluted) compared to net income of $2,338,700 (or $.45 per share diluted) in 2010.  For the six months ended June 25, 2011, net income was $6,426,500 (or $1.23 per share diluted) compared to net income of $4,519,800 (or $.87 per share diluted) for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our results during the second quarter were strong.  Our leasing business experienced significant growth in profitability due to high levels of activity within our portfolio.  Our franchising business continued to exhibit outstanding financial performance.  Additionally, we paid down our line of credit and ended the quarter with no bank debt.”

Winmark Corporation creates, supports and finances business.  At June 25, 2011, there were 907 franchises in operation under the brands Play It Again Sports®, Plato’s Closet®, Once Upon A Child® and Music Go Round®.  An additional 50 retail franchises have been awarded but are not open.  In addition, at June 25, 2011, the Company had loans and leases equal to $31.7 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 25, 2011	December 25, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$1,036,000	$2,257,100
Marketable securities	7,400	161,000
Receivables, net	1,643,700	1,841,300
Net investment in leases - current	12,226,700	13,856,700
Income tax receivable	—	294,700
Inventories	50,300	85,900
Prepaid expenses	324,100	382,600
Total current assets	15,288,200	18,879,300
Net investment in leases — long-term	17,716,200	16,802,500
Long-term investments, net	4,500,900	3,973,800
Property and equipment, net	1,655,900	1,785,900
Other assets	677,500	680,500
	$39,838,700	$42,122,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$—	$8,800,000
Accounts payable	2,039,300	1,274,200
Income taxes payable	1,449,500	—
Accrued liabilities	2,276,700	1,513,600
Discounted lease rentals	203,600	530,400
Rents received in advance	256,600	291,800
Deferred revenue	1,402,400	1,041,700
Deferred income taxes	1,832,500	1,832,500
Total current liabilities	9,460,600	15,284,200
Long-Term Liabilities:
Discounted lease rentals	9,300	26,500
Rents received in advance	517,000	696,900
Deferred revenue	819,800	767,600
Other liabilities	1,282,200	1,678,000
Deferred income taxes	655,800	655,800
Total long-term liabilities	3,284,100	3,824,800
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,968,789 and 5,020,739 shares issued and outstanding	—	513,700
Accumulated other comprehensive loss	(600)	—
Retained earnings	27,094,600	22,499,300
Total shareholders’ equity	27,094,000	23,013,000
	$39,838,700	$42,122,000

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010
REVENUE:
Royalties	$6,819,300	$6,368,300	$13,872,100	$12,731,800
Leasing income	6,980,200	2,345,800	10,215,200	4,870,700
Merchandise sales	833,000	550,500	1,334,400	1,045,200
Franchise fees	245,000	305,000	320,000	528,500
Other	347,300	309,500	588,000	545,700
Total revenue	15,224,800	9,879,100	26,329,700	19,721,900

COST OF MERCHANDISE SOLD	794,200	520,200	1,277,100	991,200

LEASING EXPENSE	3,340,200	439,300	3,858,900	986,600

PROVISION FOR CREDIT LOSSES	(24,100)	(160,200)	21,300	11,900

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,030,400	4,877,200	9,876,300	9,733,100

Income from operations	6,084,100	4,202,600	11,296,100	7,999,100

LOSS FROM EQUITY INVESTMENTS	(142,900)	(102,000)	(219,900)	(122,200)

IMPAIRMENT OF INVESTMENT IN NOTES	(252,900)	—	(252,900)	—

INTEREST EXPENSE	(26,900)	(273,100)	(58,000)	(561,300)

INTEREST AND OTHER INCOME	13,900	103,000	31,100	280,700

Income before income taxes	5,675,300	3,930,500	10,796,400	7,596,300

PROVISION FOR INCOME TAXES	(2,275,100)	(1,591,800)	(4,369,900)	(3,076,500)

NET INCOME	$3,400,200	$2,338,700	$6,426,500	$4,519,800

EARNINGS PER SHARE — BASIC	$.68	$.47	$1.29	$.89

EARNINGS PER SHARE — DILUTED	$.65	$.45	$1.23	$.87

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	4,980,844	5,025,944	4,985,220	5,077,179

WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,239,443	5,189,925	5,227,468	5,193,154